UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020
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Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2020, the Board of Directors of Lakeland Industries, Inc. (the “Company”) promoted Charles D. Roberson, the Company’s Chief Operating Officer, to the positions of Chief Executive Officer, President and Secretary of the Company. Mr. Roberson will succeed Christopher J. Ryan who will retire as Chief Executive Officer, President and Secretary of the Company, effective February 1, 2020. Mr. Ryan will continue to serve the Company as a Director and as Executive Chairman of the Board, an employee position. In his role as Executive Chairman of the Board, Mr. Ryan will receive as base compensation $185,000, $165,000 and $125,000 in respect of the fiscal years ending January 31, 2021, 2022 and 2023, respectively.

Mr. Roberson, age 57, has served as our Chief Operating Officer since July 2018 and will continue in that role until January 31, 2020, and Senior Vice President, International Sales from March 2009 to July 2018. Mr. Roberson joined the Company in 2004 as Technical Marketing Manager and later served as International Sales Manager. Prior to joining the Company, Mr. Roberson was employed by Precision Fabrics Group, Inc. as a Market Manager from 1995 to 2001 and as a Nonwovens Manufacturing Manager from 1991 to 1995. He began his career as a manufacturing manager for Burlington Industries, Inc. in its Menswear Division from 1985 to 1991.

 On January 27, 2020, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Roberson. The Employment Agreement is for a term of two (2) years commencing on February 1, 2020 through and including January 31, 2022 (the “Term”), subject to early termination as provided therein. The Employment Agreement provides for a base salary of $325,000 per year. Mr. Roberson is also eligible to be awarded an annual bonus of up to 20% of his base salary.

The Employment Agreement contains certain provisions providing for severance payments to Mr. Roberson in the event that he is terminated by the Company without cause or by Mr. Roberson for Good Reason (generally, for failure by the Company to pay Mr. Roberson’s salary, material diminution in Mr. Roberson’s authority or material breach by the Company of the Employment Agreement). The payment to Mr. Roberson is greater in the event that such termination without cause or for Good Reason is within 24 months after a change of control of the Company. Under the Employment Agreement, Mr. Roberson is also subject to non-competition and non-solicitation restrictions during the Term and for a period of one year thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement with Mr. Roberson, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, effective February 1, 2020, (a) A. John Kreft’s position as Chairman of the Board will convert to that of Lead Independent Director, (b) the number of directors constituting the Board of Directors of the Company will be increased from five to six and (c) Mr. Roberson is designated to fill the vacancy created thereby, as a Class II director (term expiring in 2021).

On January 29, 2020, the Company issued a press release announcing the above-detailed changes. The press release issued by the Company in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.
Other Events.

Effective February 1, 2020, the Company will close its principal executive offices located at 3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410, and the Company’s offices located at 202 Pride Lane SW, Decatur, Alabama, 35603 will become its principal executive offices.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits.

10.1
Employment Agreement, dated January 27, 2020, between Lakeland Industries, Inc. and Charles D. Roberson.

99.1
Press Release dated January 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: January 29, 2020	By:	/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated January 27, 2020, between Lakeland Industries, Inc. and Charles D. Roberson.
99.1	Press Release dated January 29, 2020